EXHIBIT 10.3

Amendment Three

Morgan, Keegan & Company, Inc. Revised Profit Sharing

and Retirement Savings Plan

WHEREAS Morgan, Keegan & Company, Inc. (the “Company”) adopted the Morgan, Keegan & Company, Inc. Revised Profit Sharing and Retirement Savings Plan generally effective January 1, 2002 as amended and restated (the “Plan”); and

WHEREAS the Company reserved the right to amend the Plan; and

WHEREAS the Company has delegated the authority to amend the Plan to the Benefits Management Committee of its parent company, Regions Financial Corporation (“Regions”); and

WHEREAS the Company now desires to amend the Plan to resume matching contributions;

NOW, THEREFORE, the Plan is hereby amended to read as follows:

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Effective January 1, 2010, Section 3.3(a) of the Plan is amended to read as follows:

(a)	Temporary Suspension of Matching Contributions. Notwithstanding the above, no Matching Contributions shall be made with respect to Basic Elective Contributions or Compensation attributable to pay periods that begin after March 31, 2009 and before January 1, 2010.

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SIGNATURE

IN WITNESS WHEREOF, Regions Financial Corporation on behalf of itself and all participating Employers has caused this Amendment Three to be executed on this 16th day of December, 2009 by its duly authorized officers, effective as provided herein.

REGIONS FINANCIAL CORPORATION

By:	/s/ David B. Edmonds
David B. Edmonds
Senior Executive Vice President

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